UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 8, 2011

Echo Therapeutics, Inc.
 (Exact name of Company as specified in its charter)

Delaware	000-23017	41-1649949
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Forge Parkway Franklin, Massachusetts		02038
(Address of principal executive offices)		(Zip Code)

Company’s telephone number, including area code: (508) 553-8850

  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On February 8, 2011, Echo Therapeutics, Inc. (the “Company”) entered into a Series D Convertible Preferred Stock Purchase Agreement (the “Agreement”) dated as of February 7, 2011 with Platinum Montaur Life Sciences, LLC (“Montaur”) and certain other strategic accredited investors (each, an “Investor” and collectively, the “Investors”) in connection with the Company’s private placement (the “Financing”) of Series D Convertible Preferred Stock (“Series D Stock”) at a price per share of $1.00. For every $100,000 face value of Series D Stock purchased in the Financing, the Investor was issued (i) Series 1 warrants to purchase 50,000 shares of the Company’s Common Stock, $0.01 par value (“Common Stock”) with an exercise price of $1.50 per share (the “Series 1 Warrants”), and (ii) Series 2 warrants to purchase 50,000 shares of Common Stock with an exercise price of $2.50 per share (the “Series 2 Warrants” and, together with the Series 1 Warrants, the “Warrants”).

On February 8, 2011, there was a closing in connection with the Agreement and the Company received proceeds of $3,500,000 for the purchase of 3,500,000 shares of Series D Stock (the “Shares”). The Company received payment of a portion of the proceeds in the form of the extinguishment of an 8% Senior Promissory Note (the “Note”) issued by the Company on January 5, 2011 in the principal amount of $1,000,000, which amount included principal and interest accrued through February 8, 2011. The Company intends to use the net proceeds of the Financing primarily for working capital and general corporate purposes.

The Company issued an aggregate of 1,753,000 Series 1 Warrants and 1,753,000 Series 2 Warrants to the Investors pursuant to the Agreement.  The Warrants are immediately exercisable and expire on February 7, 2013; however, if the Warrants are not exercised in full by February 7, 2013 by virtue of the application of a beneficial ownership blocker (described below), then the term of the Warrants shall be extended for thirty (30) days past the date on which the beneficial ownership blocker is no longer applicable. The exercise price is subject to adjustment for stock splits, business combinations or similar events.  An exercise under the Warrants may not result in the holder beneficially owning more than 4.99% or 9.99%, as applicable, of all of the Common Stock outstanding at the time; provided, however, that a holder may waive the foregoing provision upon sixty-one (61) days’ advance written notice to the Company.

Pursuant to the Certificate of Designation, Preferences and Rights of Series D Convertible Preferred Stock (the “Certificate”), the shares of Series D Stock are initially convertible into shares of Common Stock at a price per share equal to $1.00, subject to adjustment for stock splits, business combinations or similar events, and shall have a liquidation preference equal to their stated value.  Each holder who receives Series D Stock may convert it at any time following its issuance. The Series D Stock ranks (i) senior to all outstanding shares of Common Stock and Series C Preferred Stock and (ii) pari passu to all outstanding shares of Series B Perpetual Preferred Stock in respect of, among other things, liquidation preference.  In addition, so long as any shares of the Series D Stock are outstanding, the Company may not take the following actions without the consent of the holders of at least 67% of the outstanding shares of Series D Stock: (i) alter or change the rights, preferences or privileges of the Series D Stock, (ii) increase the authorized number of shares of Series D Stock; (iii)  create or incur any debt in excess of $250,000 (other than trade payables and accrued expenses incurred in the ordinary course of business in an amount not to exceed $2,500,000 and purchase money indebtedness secured only by the equipment so financed) or any class of preferred stock that is senior to the Series D Stock; or (iv) enter into any agreement, commitment, understanding or other arrangement to take any of the foregoing actions.

The offer, sale and issuance to the Investors of the Shares, Warrants, and shares of Common Stock issuable upon conversion of the Shares and the exercise of the Warrants have been made in reliance on the statutory exemption from registration in Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), have not been and will not be registered under the Securities Act, and unless so registered, may not be offered or sold in the United States, except pursuant to an applicable exemption from the registration requirements of the Securities Act, and applicable state securities laws. The Company is not required to register for resale under the Securities Act (i) the Shares issued to the Investors, (ii) the

 Warrants, (iii) the Common Stock issuable upon conversion of the Shares, or (iv) the Common Stock issuable upon the exercise of the Warrants.

In accordance with (i) the Certificate of Designation, Rights and Preferences of the Series B Stock and (ii) a letter agreement dated January 19, 2010 between the Company and the sole holder of the Company’s Series B Perpetual Preferred Stock (the “Series B Holder”), the Company was obligated to use 25% of the gross proceeds from the Financing to redeem Series B Stock. On February 4, 2011, the Company entered into a letter agreement (the “Letter”) with the sole holder of the Company’s Series B Perpetual Preferred Stock (the “Series B Holder”) pursuant to which the Series B Holder waived the redemption of shares of the Company’s Series B Perpetual Preferred Stock (“Series B Stock”) triggered by the Financing.

The foregoing descriptions of the Agreement, the Warrants and the transactions contemplated therein and thereby do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements and instruments, which are filed as exhibits hereto and are incorporated herein by reference.  The Series 1 Warrant and Series 2 Warrant are identical with the exception of the initial exercise price which is $1.50 per share for the Series 1 Warrant and $2.50 per share for the Series 2 Warrant; therefore, only the Series 1 Warrant has been provided as an exhibit hereto.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Company.

                The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02.  Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated by reference into this Item 3.02.  The Company’s issuance of the Shares pursuant to the Agreement was made in a transaction not involving any public offering pursuant to an exemption from registration under Section 4(2) of the Securities Act. The Shares may not be offered or sold in the United States in the absence of an effective registration statement or an exemption from the registration requirements under the Securities Act.  An appropriate “restricted securities” legend was placed on the Shares issued pursuant to the Agreement.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2011, the Board of Directors of the Company (the “Board”) appointed William F. Grieco and James F. Smith to fill vacancies on the Board.  Mr. Grieco will serve as a Class 1 director of the Company and Mr. Smith will serve as a Class 2 director of the Company.  Mr. Grieco was appointed to serve as Chairman of the Nominating and Corporate Governance Committee and he will also serve on the Audit Committee and the Compensation Committee.  Mr. Smith was appointed to serve as Chairman of the Audit Committee and he will also serve on the Compensation Committee and the Nominating and Corporate Governance Committee. The Company granted each of Mr. Grieco and Mr. Smith 20,000 restricted shares of the Company’s common stock. One-quarter of the stock shall vest each year for the next four years on the anniversary date of their appointment to the Board.

Mr. Grieco participated in the Company’s private placement (the “Financing”) of up to 120 units (each, a “Unit” and together, the “Units”) or partial Units at a price per Unit of $25,000 pursuant to a Subscription Agreement dated as of November 26, 2010.  Each Unit consisted of (i) 25,000 shares of the Company’s Common Stock, $0.01 par value (the “Shares”), (ii) Series-1 warrants to purchase 12,500 shares of the Company’s Common Stock, $0.01 par value (the “Common Stock”) with an exercise price of $1.50 per share (the “Series 1 Warrants”), and (iii) Series 2 warrants to purchase 12,500 shares of Common Stock with an exercise price of $2.50 per share (the “Series-2 Warrants” and, together with the Series 1 Warrants, the “Warrants”).  The Company received aggregate proceeds of $2,896,500 in the Financing and Mr. Grieco purchased six Units for an aggregate investment of $150,000.  Reference is made to the

Company’s Current Report on Form 8-K dated December 29, 2010 for additional information regarding the Financing.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

                The information set forth under Item 1.01 is incorporated by reference into this Item 5.03. On February 4, 2011, the Company filed the Certificate with the Secretary of State of the State of Delaware. The Board of Directors authorized and approved this filing on January 10, 2011 in connection with the creation, reservation and designation of 3,600,000 shares of a series of preferred stock known as Series D Convertible Preferred Stock.

Item 9.01.   Financial Statements and Exhibits.

The Exhibits listed in the Exhibit Index immediately preceding such Exhibits are filed with or incorporated by reference in this report.

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                         ECHO THERAPEUTICS, INC.

Dated:  February 14, 2011
                                                                                                         By: /s/ Harry G. Mitchell
                                                                                                               Harry G. Mitchell
                                                                                                               Chief Operating Officer,
               Chief Financial Officer and
               Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Series D Convertible Preferred Stock Purchase Agreement by and among the Company and the Investors named therein, dated as of February 7, 2011 *

10.2	Form of Series 1 Common Stock Purchase Warrant.

99.1	Certificate of Designation, Rights and Preferences of Series D Convertible Preferred Stock
_________________________________________

*  Schedules and attachments have been omitted but will be provided to the Commission upon request.